EXHIBIT 23



                [LETTERHEAD OF ADDISON, ROBERTS & LUDWIG, P.C.]





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use of our report dated August 31, 1998, related to the consolidated financial statements of Wavetech International, Inc. (formerly Wavetech, Inc. and Subsidiaries), for the year ended August 31, 1997, included in or made a part of this Form 10-KSB/A (Amendment number two).


                                        /s/ Addison, Roberts & Ludwig, P.C.

                                        Addison, Roberts & Ludwig, P.C.



Tucson, Arizona
December 4, 1998